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                                                                                              EXHIBIT 21.1

                                      SUBSIDIARIES OF THE REGISTRANT

                                            State or Other Jurisdiction         Other Names Under Which
              Name of Subsidiary          of Incorporation or Organization      Subsidiary Does Business
              ------------------          --------------------------------      ------------------------

Qwest Communications Corporation(1)                   Delaware            (a)    Qwest Communications
                                                                                 Corporation d/b/a Qwest
                                                                                 Communications The Power of
                                                                                 Connections
                                                                          (b)    Qwest Communications
                                                                                 Corporation of Delaware
                                                                          (c)    Qwest Communications d/b/a
                                                                                 The Power of Connections
                                                                          (d)    Qwest Communications The
                                                                                 Power of Connections, Inc.

Qwest Corporation                                     Colorado                            None
SuperNet, Inc.                                        Colorado                            None
Phoenix Network, Inc.                                 Delaware                            None
Phoenix Telecom, Inc.                                 Delaware                            None
Phoenix Network, Inc. of New Hampshire             New Hampshire                          None
Phoenix Network Acquisition Corp.                     Delaware                            None
Phoenix TNC Corporation                               Delaware                            None
AmeriConnect, Inc.                                    Delaware                            None
EUnet International Limited                        United Kingdom                         N/A
LCI International, Inc.                               Delaware                            None
LCI International Telecom Corp.                       Delaware                            None
LCI International of Virginia, Inc.                   Virginia                            None
LCI California Assets, LLC                            Delaware                            None
LCI International Management Services, Inc.           Delaware                            None
LCI Telecom UK, Ltd.                               United Kingdom                         None
LCI SPC I, Inc.                                       Delaware                            None
LCI International CA, Inc.                            Delaware                            None
#1056974 Ontario Inc.                                 Ontario                             None
USLD Communications Corp.                             Delaware                            None
USLD Communications, Inc.                              Texas                              None
U.S. Long Distance, Inc.                               Texas                              None
U.S. Long Distance Corp.                              Delaware                            None
Mega Plus Dialing Inc.                            British Columbia                        None
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(1)  Qwest Communications  Corporation also uses the trade name "SP Construction
     Services."